EXHIBIT 4

CONSENT OF VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760

July 13, 2004

Pengrowth Energy Trust
Suite 2900, 111 – 5th Avenue S.W.
Calgary, Alberta Canada T2P 3Y6

     Re:     Pengrowth Energy Trust – Registration Statement on Form 40-F

Ladies and Gentlemen:

     We have acted as counsel for Pengrowth Energy Trust (the “Trust”), a trust organized under the laws of Alberta, Canada, with respect to certain legal matters in connection with the preparation of a Registration Statement on Form 40-F relating to the registration of the Class A Units of the Trust pursuant to the Securities Exchange Act of 1934, as amended (the “Registration Statement”) to which this opinion is an exhibit.

     In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Certain United States Federal Income Tax Considerations” in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Registration Statement, as qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Trust, included in the Discussion, as to which we express no opinion).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.